Exhibit 10.3
Execution Version

Guarantee Assumption Agreement

GUARANTEE ASSUMPTION AGREEMENT dated as of July 2, 2025 (this “Agreement”) by FABRIC GENOMICS, INC., a Delaware corporation (the “Additional Guarantor”), under that certain Credit Agreement and Guaranty, dated as of October 27, 2023 (as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), among GENEDX HOLDINGS CORP., a Delaware corporation (“Holdings”), SEMA4 OPCO, INC. (f/k/a Mount Sinai Genomics, Inc.), a Delaware corporation (“Sema4”), GENEDX, LLC (f/k/a GeneDX, Inc.), a Delaware limited liability company (“GeneDX, LLC” and together with Sema4, each a “Borrower” and collectively, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and PERCEPTIVE CREDIT HOLDINGS IV, LP, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). The terms defined in the Credit Agreement are herein used as therein defined.

Pursuant to Section 8.11(a) of the Credit Agreement, the Additional Guarantor hereby agrees to become a “Guarantor” for all purposes of the Credit Agreement, and a “Grantor” for all purposes of the Security Agreement. Without limiting the foregoing, the Additional Guarantor hereby, jointly and severally with the other Guarantors, guarantees to each Lender and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in Article 11 of the Credit Agreement. In addition, as of the date hereof, the Additional Guarantor hereby makes the representations and warranties set forth in Article 7 of the Credit Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement and the other Loan Documents, as if each reference in such Sections to the Loan Documents included reference to this Agreement, such representations and warranties to be made as of the date hereof.

The Additional Guarantor hereby agrees to complete the post-closing obligations listed on Schedule I attached hereto.

The Additional Guarantor instructs its counsel to deliver the opinions referred to in Section 8.11(a) of the Credit Agreement to the Lenders.

THIS GUARANTEE AND ASSUMPTION AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND ALL CLAIMS, DISPUTES AND MATTERS ARISING HEREUNDER OR RELATED HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[signature to follow]

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.
FABRIC GENOMICS, INC.

By:         Name: Kevin Feeley
Title: Chief Financial Officer and Treasurer